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                                 EXHIBIT 2.24

                              FIRST AMENDMENT TO
                         AGREEMENT AND PLAN OF MERGER
                         ----------------------------

     This First Amendment to the Agreement and Plan of Merger (the "Amendment") by and between Industrial Data Systems Corporation, a Nevada corporation ("Parent"), IDS Engineering Management, LC, a Texas limited liability company all of whose membership interest are held by Parent ("LC"), PEI Acquisition, Inc., a Texas corporation all of whose capital stock is owned by LC (the "Sub"), and Petrocon Engineering, Inc., a Texas corporation ("PEI") is made and entered into effective as of the 18th day of October, 2001 (the "Effective Date").

                                   RECITALS:

     A. The parties to this Amendment entered into an Agreement and Plan of Merger dated July 31, 2001 (the "Original Agreement"), which, among other things, includes a Section 7.1(c) that allows Parent or PEI to terminate the Original Agreement if, for any reason the transactions contemplated by the Original Agreement (the "Closing") shall not have taken place by October 31, 2001.

     B. The parties to this Amendment desire to amend the Original Agreement to change the date in Section 7.1(c) of the Original Agreement from October 31, 2001 to November 30, 2001.

     C. The parties to this Amendment further desire to reflect their agreement that the Indemnity Escrow and the Option Escrow (as defined in the Original Agreement) shall be amended prior to Closing to provide that any dividends declared by the Parent's Board of Directors pursuant to such agreements that are payable in cash shall be excluded from the Indemnity Escrow and the Option Escrow and paid to the Significant PEI Shareholders (as defined in the Original Agreement).

     In consideration of the mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                  AGREEMENT:

     1. Terms used herein and not otherwise defined shall have the meanings ascribed thereto in the Original Agreement.

     2. Section 7.1(c) ("Expiration of Time") of the Original Agreement is hereby amended and restated in its entirety as follows:

     (c)  Expiration of Time. By either Parent or PEI if, for any reason the
          ------------------
          Closing shall not have taken place by November 30, 2001; provided, however, that neither Parent nor PEI shall be entitled to terminate this Agreement
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          pursuant to this Section 7.1(c) if such party is in material breach of this Agreement at such time.


     3. The parties to this Amendment further agree that the Indemnity Escrow and the Option Escrow shall be amended prior to Closing to provide that any dividend declared by the Parent's Board of Directors on the Parent Common Stock that is payable in cash shall be excluded from the Indemnity Escrow and the Option Escrow and paid to the Significant PEI Shareholders.

     4. The amendments set forth in this Amendment shall become effective when this Amendment is fully executed by the parties hereto. Except as herein modified and amended, all the terms and conditions of the Original Agreement shall remain in full force and effect, and the execution of this Agreement shall in no event be deemed to constitute a waiver of any right or claim of any of the parties hereto under, or by virtue of, the Original Agreement. This Amendment may be executed in one or more counterparts, all of which shall be considered one and the same agreement.

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EXECUTED to be effective as of the date first above written.

                              PARENT:
                              INDUSTRIAL DATA SYSTEMS
                              CORPORATION

                              By:        /s/ William A. Coskey
                                  -------------------------------------
                              William A. Coskey, President
                              LC:
                              IDS ENGINEERING MANAGEMENT, LC

                              By:        /s/ William A. Coskey
                                  -------------------------------------
                              William A. Coskey, President
                              SUB:
                              PEI ACQUISITION, INC.

                              By:        /s/ William A. Coskey
                                   ------------------------------------
                              William A. Coskey, President
                              PEI:
                              PETROCON ENGINEERING, INC.

                              By:        /s/ Michael L. Burrow
                                   ------------------------------------
                              Michael L. Burrow, President